• • • • •	JDA Software Group, Inc. NEWS RELEASE	JDA Investor Relations Contacts:
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com

Kristen L. Magnuson, Exec Vice President & CFO,
JDA Software Group, Inc.
Tel: 480-308-3000

JDA Software Announces Second Quarter 2004 Results
Total Revenues $54.1 million, GAAP Net Income $0.02 per share

          Scottsdale, Ariz. – July 19, 2004 – JDA® Software Group, Inc. (Nasdaq: JDAS) today announced its final financial results for the second quarter ended June 30, 2004. JDA reported total second quarter 2004 revenues of $54.1 million and software revenues of $14.1 million, compared to total revenues of $53.0 million and software revenues of $15.5 million in second quarter 2003. The Company also reported GAAP net income of $604,000, or $0.02 per share, in second quarter 2004, as compared to GAAP net income of $1.3 million, or $0.05 per share, in second quarter 2003. These results are consistent with the preliminary second quarter 2004 results announced on July 6, 2004.

          Adjusted non-GAAP earnings were $0.04 per share in second quarter 2004, which excludes amortization of intangibles and acquired software technology, and a $750,000 non-recurring tax benefit from the settlement of certain tax audits, compared to adjusted non-GAAP earnings of $.09 per share in second quarter 2003, which excludes amortization of intangibles and acquired software technology, relocation costs, and a gain on the sale of an office facility.

          “While it was disappointing to have several software transactions delayed out of the second quarter, our business continues to make progress in terms of market leadership and future business prospects,” commented JDA CEO Hamish Brewer. “We closed 83 software transactions, including seven multi-product transactions and five merchandising system transactions. This performance clearly indicates that customer preference for JDA and our competitive advantage are both very healthy.”

          “With a robust pipeline in place, including several transactions over one million dollars, I am confident that we are well positioned to experience real growth in software revenues during the second six months of 2004,” added Brewer.

SECOND QUARTER 2004 HIGHLIGHTS

•	REGIONAL SALES: As previously announced JDA’s lower than expected software license revenues were due to delays in certain targeted deals in its Americas region along with continued weakness in its international operations. The Americas region reported $9.9 million compared to $11.1 million last year, the EMEA region reported $2.9 million compared to $4.0 million last year and the Asia Pacific region reported $1.3 million compared to $460,000 last year.

•	PENDING ACQUISITION OF QRS: In June 2004, JDA and QRS (Nasdaq:QRSI) signed a definitive agreement for JDA to acquire QRS in a stock-for-stock transaction. The combination of

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JDA and QRS would establish a new business model that combines high margin software licenses with stable, recurring revenues. The two companies would bring together market leadership and broad experience in the new and evolving environment of real-time, information-rich electronic commerce.

•	JDA/MICROSOFT STRATEGIC ALLIANCE: In April 2004, JDA and Microsoft Corp. jointly announced a multiyear alliance that expands their existing relationship and accelerates the development, marketing and sales of the JDA Portfolio® suite based on the Microsoft® platform and ..NET technologies. The alliance jointly promotes JDA’s .NET-based enterprise solutions, PortfolioEnabled™, as a strategic solution for the retail industry. Microsoft is also providing additional technical and product support to speed time to market of the solutions.

•	COLLABORATIVE LEADERSHIP: JDA marked the fourth consecutive year that trading pairs relying on JDA Portfolio solutions received the prestigious VICS Collaborative Commerce Achievement Award for “Best in VICS CPFR® Implementation.” Long time clients, West Marine, the world’s largest retailer of boating supplies, and its trading partner, 3M, won the 2004 award. Today approximately 230 trading partners worldwide are live and operational on JDA’s collaborative solution, up over 47% from second quarter 2003.

•	NEW EMEA MANAGING DIRECTOR: JDA assigned new leadership to its Europe, Middle East and Africa operations with the appointment of Bob Fedorciow as regional vice president. Fedorciow is a highly experienced international supply chain software and services business executive with a career that includes nearly 15 years working in regional vice president positions at several publicly traded companies.

          At June 30, 2004, JDA had $86.6 million in cash and marketable securities as compared to $114.7 million at December 31, 2003. This decrease is due to JDA’s acquisition of Timera Retail Solutions and the acquisition of its corporate headquarters during first quarter 2004. Cash flow from operations was $8.2 million in second quarter 2004, compared to $6.8 million in first quarter 2004 and $11.6 million in second quarter 2003. DSOs were 61 days at the end of second quarter 2004, compared to 78 days at the end of first quarter 2004, and 56 days at the end of second quarter 2003. The company had $30.7 million in deferred revenue at June 30, 2004 and no debt.

SIX-MONTH 2004 RESULTS

          For the six months ended June 30, 2004, total revenues were $109.3 million compared with $94.2 million for the same period in 2003. Software license revenues increased by 23% to $28.7 million for the first half of 2004, versus $23.2 million for the first half of 2003. Product revenues, which include software license

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revenues and maintenance services, increased by 19% to $67.8 million as compared to $56.9 million during the first half of 2003. JDA reported GAAP net income of $167,000 or $0.01 per share in the first half of 2004, as compared to a GAAP net loss of ($947,000), or $(0.03) per share in the first half of 2003.

          Adjusted non-GAAP earnings for the first half of 2004 were $.11 per share, which excludes amortization of intangibles and acquired software technology, a restructuring charge and adjustments to acquisition-related reserves, $1.1 million in non-recurring tax benefits and $513,000 of related interest income from resolution of certain tax audits, as compared to adjusted non-GAAP earnings of $.06 per share in the first half of 2003, which excludes amortization of intangibles and acquired software technology, relocation costs, and a gain on the sale of an office facility.

          Cash flow from operations was $15.0 million for the first half of 2004 as compared to $18.0 million for the first half of 2003.

CONFERENCE CALL INFORMATION

          JDA will hold its regularly scheduled conference call today at approximately 4:45 pm Eastern. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Second Quarter 2004 Earnings.” A replay of the conference call will begin July 21, 2004 at 4:45 pm EDT and will end on August 2, 2004 at 12:00 am EDT. Callers can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using access code 4943114.

          To participate in a Web cast of the call, visit the following web page at the time of the conference call: <http://viavid.net/dce.aspx?sid=00001AD3>.

ABOUT JDA SOFTWARE

     With approximately 4,500 retail, manufacturing and wholesale clients in 60 countries, JDA Software Group, Inc. (Nasdaq:JDAS) is a global leader in delivering integrated software and professional services for the retail demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio®, the industry’s leading suite of best in class products that manage and optimize demand chain processes from finished goods to customer checkout. Portfolio solutions are proven to help retailers and their suppliers improve top-and bottom-line results, operational and supply chain efficiencies and customer relations. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs more than 1,300 associates operating from 33 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more details, visit www.jda.com, call +1 480.308.3555 or email info@jda.com.

“JDA,” “JDA Portfolio,” and “PortfolioEnabled” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA

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Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation: (i) Mr. Brewer’s comment regarding our robust pipeline positioning us for real growth in software revenues during the second six months of 2004; (ii) our belief that the multiyear alliance signed in April 2004 with Microsoft will accelerate our development, marketing and sales of the JDA Portfolio suite based on the Microsoft platform and .NET technologies; (iii) our assumptions regarding our future financial and operating results if we successfully complete the acquisition of QRS Corporation and the benefits of this pending merger. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the difficulty of accurately predicting the likelihood and timing of closing deals in our sales pipeline, which is particularly the case for large deals of more than $1 million in software license fees that often are subject to extensive customer diligence and multiple layers of approval; (b) the difficulty of porting in a timely manner complex software systems to a new technology platform such as .Net, and successfully marketing such new systems; (c) the difficulty in predicting the likelihood that we will have stable, recurring revenues from high margin software licenses as a result of the merger with QRS; and (d) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business, as well as certain risks associated with the pending merger between JDA and QRS Corporation—including the risk of completing the merger—are contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Required by Certain SEC Rules

In connection with the proposed merger of JDA and QRS Corporation, JDA will file a registration statement on Form S-4, which will include a prospectus of JDA and a joint proxy statement for each of JDA’s and QRS’ special stockholder meetings, with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement, prospectus and joint proxy statement when they become available because they will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the registration statement, prospectus and joint proxy statement (when available) and other documents filed by JDA with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the registration statement, prospectus and joint proxy statement (when available) and other documents filed by JDA with the Securities and Exchange Commission may also be obtained from JDA by directing a request to JDA, Attention: Michael Bridge, general counsel, 480-308-3000.

JDA and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from JDA’s and QRS’ stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, is set forth in a Schedule 14A filed with the SEC, and available free of charge at the SEC website and public reference rooms, and from the JDA corporate secretary.

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2004	2003
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$61,477	$77,464
Marketable securities	25,128	37,266

Total cash, cash equivalents and marketable securities	86,605	114,730
Accounts receivable, net	36,803	40,162
Income tax receivable	2,938	2,447
Deferred tax asset	4,597	4,863
Prepaid expenses and other current assets	12,251	11,768
Promissory note receivable	2,777	2,911

Total current assets	145,971	176,881
Property and Equipment, net	46,969	21,944
Goodwill	69,668	62,397
Other Intangibles, net	57,081	55,640
Deferred Tax Asset	4,894	3,763

Total assets	$324,583	$320,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,099	$2,568
Accrued expenses and other liabilities	18,548	23,034
Deferred revenue	30,662	25,234

Total current liabilities	53,309	50,836
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 29,473,608 and 29,429,747 shares, respectively	295	294
Additional paid-in capital	247,261	246,716
Retained earnings	30,170	30,003
Accumulated other comprehensive loss	(1,900)	(2,672)

	275,826	274,341
Less treasury stock, at cost, 414,702 and 414,702 shares, respectively	(4,552)	(4,552)

Total stockholders’ equity	271,274	269,789

Total liabilities and stockholders’ equity	$324,583	$320,625

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
REVENUES:
Software licenses	$14,085	$15,529	$28,664	$23,232
Maintenance services	19,819	17,258	39,126	33,702

Product revenues	33,904	32,787	67,790	56,934
Consulting services	18,523	18,357	38,537	33,958
Reimbursed expenses	1,656	1,821	2,935	3,328

Service revenues	20,179	20,178	41,472	37,286
	`
Total revenues	54,083	52,965	109,262	94,220

COST OF REVENUES:
Cost of software licenses	736	182	1,428	423
Amortization of acquired software technology	1,299	1,101	2,560	2,170
Cost of maintenance services	4,865	4,372	9,833	8,288

Cost of product revenues	6,900	5,655	13,821	10,881
Cost of consulting services	13,691	14,119	28,036	28,179
Reimbursed expenses	1,656	1,821	2,935	3,328

Cost of service revenues	15,347	15,940	30,971	31,507
Total cost of revenues	22,247	21,595	44,792	42,388

GROSS PROFIT	31,836	31,370	64,470	51,832
OPERATING EXPENSES:
Product development	13,412	12,608	27,182	22,788
Sales and marketing	11,752	10,217	22,660	17,784
General and administrative	6,270	6,267	12,487	11,576
Amortization of intangibles	849	732	1,690	1,444
Restructuring charge and adjustments to acquisition- Related reserves	—	—	2,824	—
Relocation costs to consolidate development and client support activities	—	578	—	1,260
Gain on sale of office facility	—	(639)	—	(639)

Total operating expenses	32,283	29,763	66,843	54,213

OPERATING INCOME (LOSS)	(447)	1,607	(2,373)	(2,381)
Other income, net	222	379	970	924

INCOME (LOSS) BEFORE INCOME TAXES	(225)	1,986	(1,403)	(1,457)
Income tax provision (benefit)	(829)	695	(1,570)	(510)

NET INCOME (LOSS)	$604	$1,291	$167	$(947)

BASIC EARNINGS (LOSS) PER SHARE	$.02	$.05	$.01	$(.03)

DILUTED EARNINGS (LOSS) PER SHARE	$.02	$.05	$.01	$(.03)

SHARES USED TO COMPUTE:
Basic earnings (loss) per share	29,053	28,506	29,045	28,479

Diluted earnings (loss) per share	29,518	28,659	29,634	28,479

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
NON-GAAP OPERATING INCOME
Operating income (loss) (GAAP BASIS)	$(447)	$1,607	$(2,373)	$(2,381)
Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,299	1,101	2,560	2,170
Add back amortization of intangibles	849	732	1,690	1,444
Add back restructuring charge and adjustments to acquisition-related reserves	—	—	2,824	—
Add back relocation costs to consolidate development and client support activities	—	578	—	1,260
Add back gain on sale of office facility	—	(639)	—	(639)

Adjusted non-GAAP operating income	$1,701	$3,379	$4,701	$1,854

NON-GAAP OPERATING INCOME, as a percentage of revenue
Operating income (loss) (GAAP BASIS)	(1%)	3%	(2%)	(3%)
Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	2%	2%	2%	2%
Amortization of intangibles	2%	1%	2%	2%
Restructuring charge and adjustments to acquisition-related reserves	—	—	2%	—
Relocation costs to consolidate development and client support activities	—	1%	—	2%
Gain on sale of office facility	—	(1%)	—	(1%)
Adjusted non-GAAP operating income	3%	6%	4%	2%
NON-GAAP EARNINGS PER SHARE
Diluted earnings (loss) per share (GAAP BASIS)	$.02	$.05	$.01	$(.03)
Adjustments for non-GAAP measures of performance, net of tax:
Add back amortization of acquired software technology	$.03	$.02	$.05	$.04
Add back amortization of intangibles	$.02	$.02	$.04	$.03
Add back restructuring charge and adjustments of acquisition-related reserves	—	—	$.06	—
Add back relocation costs to consolidate development and client support activities	—	.01	—	$.03
Deduct tax refunds/benefits from settlement of IRS & IRD audits	$(.03)	—	$(.04)	—
Deduct interest of IRS refund	—	—	$(.01)	$—
Deduct gain on sale of office facility	—	$(.01)	—	$(.01)

Adjusted non-GAAP earnings per share	$.04	$.09	$.11	$.06

CASH FLOW INFORMATION
Net cash provided by operating activities	$8,225	$11,569	$15,045	$17,995
Net cash provided by (used in) investing activities	9,207	2,733	(30,877)	(6,273)
Net cash provided by financing activities	90	128	422	1,618

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